PRESSRELEASE
www.caldive.com

Cal Dive International, Inc. · 400 N. Sam Houston Parkway E., Suite 400 · Houston, TX 77060-3500 · 281-618-0400 · fax: 281-618-0505

For Immediate Release	Contact: Wade Pursell	04-021
Date: December 21, 2004	Title: Chief Financial Officer

Cal Dive Announces 2005 Earnings Guidance

HOUSTON, TX – Cal Dive International, Inc. (Nasdaq: CDIS) today announced 2005 earnings guidance in a range of $2.00 to $2.70 per diluted share. The company expects, as in 2004, a majority of 2005 earnings will occur in the third and fourth quarters.

Owen Kratz, Chairman and Chief Executive Officer, stated, “This guidance is a natural result of the CDI budgeting process and risk management approach. It represents an attempt to provide transparency into the thought process of CDI management. Our budget is produced between September and December and thus guidance will be issued only once each year at the beginning of the year. Quarterly conference calls will focus upon a discussion of the accompanying key variables (see attached list) plus any new issues not foreseen. It is management’s view that quarterly earnings variances are too often a result of timing differences and thus there will be no attempt to provide quarterly guidance.”

Mr. Kratz continued, “It is noteworthy that the mid-point of the 2005 range is 57% higher than the same point in the 2004 guidance. This shows that management expects to deliver significant growth from our unique production contracting based business model.”

Cal Dive International, Inc., headquartered in Houston, Texas, is an energy service company which provides alternate solutions to the oil and gas industry worldwide for marginal field development, alternative development plans, field life extension and abandonment, with service lines including marine diving services, robotics, well operations, facilities ownership and oil and gas production.

This press release and attached presentation contain forward-looking statements that involve risks, uncertainties and assumptions that could cause our results to differ materially from those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, any projections of revenue, gross margin, expenses, earnings or losses from operations, or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statement concerning developments, performance or industry rankings relating to services; any statements regarding future economic conditions or performance; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. The risks, uncertainties and assumptions referred to above include the performance of contracts by suppliers, customers and partners; employee management issues; as described from time to time in our reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ending December 31, 2003. We assume no obligation and do not intend to update these forward-looking statements.

Key Variables

Marine Contracting: Revenues of $300 — 330 million with margins of 13% — 15%

•	Market Demand: Rates & Utilization

•	Project Performance/Risk Mitigation

•	Fleet Disposition: Geographic Expansion

•	Downtime: R&M, Drydock Costs/Weather Delays

•	ROV: Volume of Trenching Work

•	Well Ops UK: Norway/P&A Activity

Oil & Gas: Production of 40 to 45 BCFe with a Price Deck of $37.00/bbl oil and $5.00/mcf gas

•	Commodity Prices

•	Production Rate

•	Production Efficiency (LOE)

•	Hedging Impact

•	Success of Well Exploitation Program

•	PUD and Mature Property Acquisitions

•	DD&A Rate

Production Facilities: Equity in Deepwater Gateway Earnings of $22 — 27 million

•	Marco Polo Facility: Production Rate from Marco Polo Reservoir

•	New Wells: Commencement of Production from K2 /K2 North

•	Acquisitions: Timing and Terms

Corporate: SG&A at 9% to 10% of Revenues

•	Insurance: Renewal Terms and Aggregate Deductibles Incurred

•	Collection of Receivables

•	Regulatory Compliance

•	Foreign Currency Exchange

•	Interest Rates

•	Effective Tax Rate (36%)

•	Commercial Dispute Resolution

•	Average Shares Outstanding: 40 — 41 million